Exhibit 23.1


 CONSENT OF INDEPENDENT AUDITORS

         We consent to the inclusion in this post effective amendment No. 3 to the registration statement on Form SB-2 of our report dated February 20, 1999 (with respect to Note A [1] March 19, 1999) on the financial statements of ObjectSoft Corporation as at December 31, 1998 and for each of the two year period ended December 31, 1998. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."



 /s/  Richard A. Eisner & Company, LLP
 Richard A. Eisner & Company, LLP

 Florham Park, New Jersey
 May 20, 1999